                    AMENDED AND RESTATED DELEGATION AGREEMENT
                    -----------------------------------------

         AGREEMENT, dated as of June 29, 2001 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and STATE FARM MUTUAL FUND TRUST, a business trust organized under the laws of the state of Delaware (the "Trust").

         WHEREAS, Delegate currently acts as Delegate to the Trust pursuant to a Delegation Agreement (the "Old Agreement") between the Delegate and the Trust dated as of December 1, 2000; and

         WHEREAS, Delegate and Trust entered into a "Custodian Agreement" dated as of December 1, 2001, the terms of which are incorporated herein by reference. If there is any conflict between the Custodian Agreement and this Amended and Restated Delegation Agreement with respect to the Delegate's provision of foreign custody services to the Trust, the terms of this Amended and Restated Delegation Agreement shall apply.

         WHEREAS, in connection with the issuance of Rule 17f-7 and amendments to Rule 17f-5, each under the Investment Company Act of 1940, as amended (the "1940 Act") Delegate and Trust desire to amend and restate the Old Agreement in accordance with the terms hereof; and

         WHEREAS, pursuant to the provisions of Rule 17f-5 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Trustees of the Trust desires to continue to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to retain such delegation, but only in accordance with the terms described herein; and

         WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Trustees of the Trust, on behalf of the series/funds listed on Schedule A hereto, as such Schedule A may be amended from time to time (each a "Fund") desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.       Definitions
         -----------

         Capitalized terms in this Agreement have the following meanings:

         a.       Authorized Representative
                  -------------------------

                  Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

         b.       Board
                  -----

                  Board means the Board of Trustees of the Trust.

         c.       Country Risk
                  ------------

                  Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

         d.       Eligible Foreign Custodian
                  --------------------------

                  Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)).

         e.       Foreign Assets
                  --------------

                  Foreign Assets has the meaning set forth in Rule 17f-5(a)(2)

         f.       Foreign Custody Manager
                  -----------------------

                  Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

         g.       Securities Depository
                  ---------------------

                  Securities Depository has the meaning set forth in Rule 17f-4(a).

         h.       Monitor
                  -------

                  Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

2.       Representations
         ---------------

         a.       Delegate's Representations
                  --------------------------

                  Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

         b.       Trust's Representations
                  -----------------------

                  Trust represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement. Trust further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Trust with respect to the subject matter of this Agreement.

3.       Jurisdictions and Depositories Covered
         --------------------------------------

         a.       Initial Jurisdictions and Depositories
                  --------------------------------------

                  The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in Appendix A1. Delegate's responsibilities under this Agreement in
          -----------
connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in Appendix A2. Upon the creation of a new Securities
                       -----------
Depository in any of the jurisdictions listed in Appendix A1 at the time of such
                                                 -----------
creation, such Securities Depository will automatically be deemed to be listed in Appendix A2 and will be covered by the terms of this Agreement.
   -----------

         b.       Added Jurisdictions and Depositories
                  ------------------------------------

                  Jurisdictions and related Securities Depositories may be added to Appendix A1 and Appendix A2, respectively, by written agreement in the form
   -----------     -----------
of Appendix B. Delegate's responsibility and authority with respect to any
   ----------
jurisdiction or Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such
                                                       ----------
jurisdiction and/or Securities Depository, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed Appendix B.
                                                                 ----------

         c.       Withdrawn Jurisdictions
                  -----------------------

                  Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its
(i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board. Ten days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation is withdrawn.

4.       Delegation of Authority to Act as Foreign Custody Manager
         ---------------------------------------------------------

         a.       Selection of Eligible Foreign Custodians
                  ----------------------------------------

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

         b.       Contracts With Eligible Foreign Custodians
                  ------------------------------------------

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of the Trust, such written contracts governing the Trust's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.       Monitoring of Eligible Foreign Custodians and Contracts
         -------------------------------------------------------

         In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of the Trust, establish a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing the Trust's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of the Trust, establish a system to Monitor the appropriateness of such contract.

6.       Securities Depositories
         -----------------------

         a. In accordance with the requirements of Rule 17f-7, Delegate shall, by no later than July 2, 2001, provide the Trust or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 hereto.

         b. In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 hereto on a continuing basis, and shall promptly notify the Trust or its investment adviser of any material change in such risks.

7.       Guidelines and Procedures for the Exercise of Delegated Authority
         -----------------------------------------------------------------

         a.       Board's Conclusive Determination Regarding Country Risk
                  -------------------------------------------------------

                  In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Trust's investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to the Trust and the Trust's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or the Trust's investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

                  Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of the Trust that would entail consideration of Country Risk.

         b.       Selection of Eligible Foreign Custodians
                  ----------------------------------------

                  In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

                  i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

                  ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

                  iii. The Eligible Foreign Custodian's general reputation and standing;

                  iv. Whether the Trust will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

                  v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement; and
                           ----------

         c.       Evaluation of Written Contracts
                  -------------------------------

                  In exercising the authority delegated under this Agreement to enter into written contracts governing the Trust's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

         d.       Monitoring of Eligible Foreign Custodians
                  -----------------------------------------

                  In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing the Trust's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Appendix D to this Agreement. If, as a result
                                  ----------
of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Trust shall bear any expense related to such relocation of Foreign Assets.

8.       Standard of Care
         ----------------

         a. In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

         b. In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.       Reporting Requirements
         ----------------------

         Delegate agrees to provide written reports notifying Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in the Trust's arrangements with such Eligible Foreign Custodians. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

10.      Provision of Information Regarding Country Risk
         -----------------------------------------------

         With respect to the jurisdictions listed in Appendix A1, or added
                                                     -----------
thereto pursuant to Article 3, Delegate agrees to provide the Board and the Trust's investment adviser with access to Eyes to the World/TM/, a service available through the Delegate's Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in
Appendix E to this Agreement. Such information relating to Country Risk shall be
----------
updated from time to time as the Delegate deems necessary.

11.      Limitation of Liability.
         -----------------------

         a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Trust or any third party, and the Trust shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                  i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

                  ii. Any information which the Delegate provides or does not provide under Section 10 hereof;

                  iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

         b. Notwithstanding anything to the contrary in this Agreement, in no event shall any party hereto be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

12.      Effectiveness and Termination of Agreement
         ------------------------------------------

         This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

13.      Authorized Representatives and Notices
         --------------------------------------

         The respective Authorized Representatives of the Trust and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative
                                     ----------
of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.      Several Obligations of the Funds
         --------------------------------

         This Amended and Restated Delegation Agreement is an agreement entered into between the Delegate and the Trust with respect to each Fund. With respect to any obligation of the Trust on behalf of any Fund arising out of this Agreement, the Delegate shall look for payment or satisfaction of such obligation solely to the assets of the Fund to which such obligation relates as though the Delegate had separately contracted with the Trust by separate written instrument with respect to each Fund.

15.      Governing Law
         -------------

         This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                        INVESTORS BANK & TRUST COMPANY


                                        By:  /s/ Robert D. Mancuso
                                        Name: Robert D. Mancuso
                                        Title: Senior Vice President


                                        STATE FARM MUTUAL FUND TRUST


                                        By: /s/ David M. Moore
                                        Name: David M. Moore
                                        Title: Assistant Secretary

List of Appendices
------------------

         A1 -- Jurisdictions Covered

         A2 -- Securities Depositories Covered

         B -- Additional Jurisdictions/Securities Depositories Covered

         C -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

         D -- Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

         E -- Information Regarding Country Risk

         F -- Authorized Representatives

List of Schedules
-----------------

         A -- List of Funds

                                   APPENDIX A1
                                   -----------

                              Jurisdictions Covered
                              ---------------------

                [delete those countries which are not delegated]


                 Argentina                          Kenya
                 Austria                            Korea
                 Australia                          Latvia
                 Bahrain                            Lebanon
                 Bangladesh                         Lithuania
                 Belgium                            Luxembourg
                 Bermuda                            Malaysia
                 Bolivia                            Mauritius
                 Botswana                           Mexico
                 Brazil                             Morocco
                 Bulgaria                           Namibia
                 Canada                             Netherlands
                 Chile                              New Zealand
                 China                              Norway
                 Clearstream (Cedel)                Oman
                 Colombia                           Pakistan
                 Costa Rica                         Panama
                 Croatia                            Papau New Guinea
                 Cyprus                             Peru
                 Czech Republic                     Philippines
                 Denmark                            Poland
                 Ecuador                            Portugal
                 Egypt                              Romania
                 Estonia                            Russia
                 Euroclear                          Singapore
                 Finland                            Slovak Republic
                 France                             Slovenia
                 Germany                            South Africa
                 Ghana                              Spain
                 Greece                             Sri Lanka
                 Hong Kong                          Swaziland
                 Hungary                            Sweden
                 Iceland                            Switzerland
                 India                              Taiwan
                 Indonesia                          Thailand
                 Ireland                            Turkey
                 Israel                             Ukraine
                 Italy                              United Kingdom
                 Ivory Coast                        Uruguay
                 Japan                              Venezuela
                 Jordan                             Zambia
                 Kazakhstan                         Zimbabwe



                                      A1-1

                                   APPENDIX A2
                                   -----------

                         Securities Depositories Covered
                         -------------------------------


------------------------------------------ -------------------------------------
Argentina         CDV                      Philippines       PCD
                  CRYL                                       RoSS

------------------------------------------ -------------------------------------
Australia         Austraclear Ltd.         Poland            CRBS
                  CHESS                                      NDS
                  RITS

------------------------------------------ -------------------------------------
Austria           OeKB AG                  Portugal          Central de Valores
                                                              Mobiliarios

------------------------------------------ -------------------------------------
Bahrain           None                     Romania           NBR
                                                             SNCDD

                                                             Stock Exchange
                                                              Registry, Clearing
                                                              & Settlement

------------------------------------------ -------------------------------------
Bangladesh        None                     Russia            DCC
                                                             NDC
                                                             VTB

------------------------------------------ -------------------------------------
Belgium           BKB                      Singapore         CDP
                  CIK                                        MAS

------------------------------------------ -------------------------------------
Bermuda           None                     Slovak Republic   NBS
                                                             SCP

------------------------------------------ -------------------------------------
Botswana          None                     Slovenia          KDD

------------------------------------------ -------------------------------------
Brazil            CBLC                     South Africa      STRATE
                  CETIP                                      The Central
                  SELIC                                       Depository
                                                             (Pty) Ltd.

------------------------------------------ -------------------------------------
Bulgaria          The Bulgarian National   Spain             Banco de Espana
                   Bank                                      SCLV
                  The Central Depository

------------------------------------------ -------------------------------------
Canada            Bank of Canada           Sri Lanka         CDS
                  CDS

------------------------------------------ -------------------------------------
Chile             DCV                      Sweden            VPC AB


------------------------------------------ -------------------------------------
China             SSCC                     Switzerland       SIS SegaIntersettle
                  SSCCRC                                      AG

------------------------------------------ -------------------------------------

                                      A2-1

------------------------------------------ -------------------------------------
Clearstream                                Taiwan            TSCD


------------------------------------------ -------------------------------------
Colombia          DCV                      Thailand          TSD
                  DECEVAL

------------------------------------------ -------------------------------------
Costa Rica        CEVAL                    Turkey            CBT
                                                             Takasbank

------------------------------------------ -------------------------------------
Croatia           CNB                      Ukraine           Depository of the
                  Ministry of Finance                         National Bank of
                  SDA                                         Ukraine
                                                             MFS Depository

------------------------------------------ -------------------------------------
Czech Republic    SCP                      Uruguay           None
                  TKD

------------------------------------------ -------------------------------------
Denmark           VP                       United Kingdom    CMO
                                                             CREST

------------------------------------------ -------------------------------------
Ecuador           DECEVALE, S.A.           Venezuela         BCV
                                                             CVV

------------------------------------------ -------------------------------------
Egypt             Misr for Clearing,       Zambia            Bank of Zambia
                   Settlement & Dep.                          LuSE CSD

------------------------------------------ -------------------------------------
Estonia           ECDSL                    Zimbabwe          None

------------------------------------------ -------------------------------------
Euroclear

------------------------------------------ -------------------------------------
Finland           APK

------------------------------------------ -------------------------------------
France            Sicovam SA

------------------------------------------ -------------------------------------
Germany           Clearstream

------------------------------------------ -------------------------------------
Ghana             None

------------------------------------------ -------------------------------------
Greece            Bank of Greece

                  CSD

------------------------------------------ -------------------------------------
Hong Kong         CCASS
                  CMU

------------------------------------------ -------------------------------------
Hungary           Keler Ltd.

------------------------------------------ -------------------------------------
India             CDSL
                  NSDL

------------------------------------------ -------------------------------------

                                      A2-2

------------------------------------------ -------------------------------------
Indonesia         Bank Indonesia
                  PT.KSEI

------------------------------------------ -------------------------------------
Ireland           CREST
                  Gilt Settlement Office

------------------------------------------ -------------------------------------
Israel            TASE Clearing
                   House Ltd.

------------------------------------------ -------------------------------------
Italy             Banca d-Italia
                  Monte Titoli

------------------------------------------ -------------------------------------
Ivory Coast*      Depositaire Central/
                   Banque de Reglement

------------------------------------------ -------------------------------------
Japan             Bank of Japan
                  JASDEC

------------------------------------------ -------------------------------------
Jordan            SDC

------------------------------------------ -------------------------------------
Kazakhstan        Kazakhstan Central
                   Securities Depository

------------------------------------------ -------------------------------------
Kenya             Central Bank of Kenya
                   Central Depository

------------------------------------------ -------------------------------------
Korea             KSD

------------------------------------------ -------------------------------------
Latvia            Bank of Latvia
                  LCD

------------------------------------------ -------------------------------------
Lebanon           Banque de Liban
                  MIDCLEAR

------------------------------------------ -------------------------------------
Lithuania         CSDL

------------------------------------------ -------------------------------------
Luxembourg        Clearstream

------------------------------------------ -------------------------------------
Malaysia          BNM (SSTS)
                  MCD

------------------------------------------ -------------------------------------
Mauritius         CDS

------------------------------------------ -------------------------------------
Mexico            S.D. Indeval

------------------------------------------ -------------------------------------
Morocco           Maroclear S.A.

------------------------------------------ -------------------------------------
Netherlands       NECIGEF

------------------------------------------ -------------------------------------

                                      A2-3

------------------------------------------ -------------------------------------
New Zealand       New Zealand Central
                   Securities Depository

------------------------------------------ -------------------------------------
Norway            VPS

------------------------------------------ -------------------------------------
Oman              MDSRC

------------------------------------------ -------------------------------------
Pakistan          Central Depository Co.
                   of Pakistan Limited
                  State Bank of Pakistan

------------------------------------------ -------------------------------------
Peru              CAVALI

------------------------------------------ -------------------------------------


* Benin, Burkina-Faso, Guinea Bissau, Mali, Nigeria, Senegal, and Togo are available through the Ivory Coast



                                      A2-4

                                   APPENDIX B
                                   ----------

                        Additional Jurisdictions Covered
                        --------------------------------

         Pursuant to Article 3 of this Agreement, Delegate and Board agree that the following jurisdictions shall be added to Appendix A1:



                   [insert additional countries/depositories]






INVESTORS BANK & TRUST COMPANY

By:  ___________________________________

Name:

Title:


STATE FARM MUTUAL FUND TRUST


By:_____________________________________

Name:

Title:




DATE:  _________________________________

                                   APPENDIX C
                                   ----------

                  Additional Factors and Criteria To Be Applied
                 in the Selection of Eligible Foreign Custodians
                That Are Banking Institutions or Trust Companies
                ------------------------------------------------

         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):

   X     None
--------
         Other (list below):
--------

                                   APPENDIX D
                                   ----------

                       Factors and Criteria To Be Applied
                in the Establishing Systems For the Monitoring of
                   Foreign Custody Arrangements and Contracts
                   ------------------------------------------

         In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:

         1.       Operating performance

         2.       Established practices and procedures

         3.       Relationship with market regulators

         4.       Contingency planning

                                   APPENDIX E
                                   ----------

                       Information Regarding Country Risk
                       ----------------------------------

         To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:

1.       Copy of Addenda or Side Letters to Subcustodian Agreements

2.       Legal Opinion, if available, with regard to:

         a)       Access to books and records by the Trust's accountants

         b) Ability to recover assets in the event of bankruptcy of a custodian

         c)       Ability to recover assets in the event of a loss

         d)       Likelihood of expropriation or nationalization, if available

         e)       Ability to repatriate or convert cash or cash equivalents

3.       Audit Report

4.       Copy of Balance Sheet from Annual Report

5.       Country Profile Matrix containing market practice for:

         a)       Delivery versus payment

         b)       Settlement method

         c)       Currency restrictions

         d)       Buy-in practice

         e)       Foreign ownership limits

         f)       Unique market arrangements

                                   APPENDIX F
                                   ----------

                           Authorized Representatives
                           --------------------------

The names and addresses of each party's authorized representatives are set forth below:

         A.  Board

                  State Farm Mutual Fund Trust
                  Three State Farm Plaza, R-4
                  Bloomington, Illinois 61791-0001
                  Attn: David R. Grimes, Secretary

         B.  Delegate

                  Investors Bank & Trust Company
                  200 Clarendon Street

                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Andrew M Nesvet, Director, Client Management
                  Fax:  (617) 330-6033

         With a copy to:

                  Investors Bank & Trust Company
                  200 Clarendon Street

                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Andrew S. Josef, Assistant General Counsel
                  Fax:  (617) 946-1929

                                   SCHEDULE A
                                   ----------

                                  LIST OF FUNDS
                                  -------------

State Farm International Equity Fund







                                      F-2